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                                                                    EXHIBIT 10.3

                                LOCK-UP AGREEMENT

      LOCK-UP AGREEMENT, dated as of July 27, 2005 (the "Agreement"), between GP Strategies Corporation, a Delaware corporation (the "Company"), and Scott N. Greenberg (the "Employee").

      WHEREAS, as a condition to the Company's willingness to issue 42,000 shares (the "Shares") of Company Common Stock to the Employee pursuant to the Company's 2003 Incentive Stock Plan, the Company has requested that the Employee agree to be bound by the terms of this Agreement.

      NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereby agree as follows:

Section 1 Lock-up. The Employee hereby agrees that, except as provided pursuant to Section 2, prior to January 1, 2008, the Employee will not, without prior written consent of the Company, directly or indirectly, (i) offer, pledge, hypothecate, sell, contract to sell, enter any agreement to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any Shares, or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of any Shares, whether any such transaction is to be settled by delivery of Shares or other securities, in cash or otherwise (all actions referred to in this Section 1 are hereinafter collectively referred to as "Dispose Of").

Section 2 Restrictive Legend. Any certificate representing Shares shall have a legend substantially as follows:

      "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and may not be offered, sold, pledged, or otherwise transferred (nor may the holder otherwise hedge its exposure with respect to the shares) except (1) if they have been registered under the Securities Act or (2) if the Corporation has been furnished with an opinion of legal counsel, reasonably satisfactory to the Corporation, to the effect that such sale or transfer is exempt from the registration requirements of the Securities Act.

      The shares represented by this certificate are subject to a lock-up agreement until December 31, 2007 between the holder and the Corporation."

The Employee agrees and consents to the entry of stock transfer instructions with the Company's transfer agent against the transfer of any Shares held by the Employee except in compliance with the foregoing restrictions.

Section 3 Exempt Transactions. Notwithstanding the restrictions set forth in
Section 1, the Employee may Dispose Of all or any portion of his Shares: (i) to his spouse (or former spouse in connection with any marital separation, asset allocation agreement or qualified domestic relations order) or parents, siblings, children or grandchildren (by blood, marriage or adoption) ("Qualified Relatives"), to a trust established for the benefit of the Employee or his Qualified Relatives, to an entity owned, directly or indirectly, by such a trust or to a beneficiary of his will through a disposition under such will, (ii) to a holding company

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wholly-owned by the Employee or his spouse, children or grandchildren, or (iii)
to the beneficiaries of any trust to which the Employee has transferred Shares in compliance with subsection (i); provided that in each case the transferee agrees in writing to be subject to the terms of this Agreement to the same extent as if such transferee were a holder of Shares hereunder.

Section 4 Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

Section 5 Miscellaneous.

(a) This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, between the parties with respect thereto. This Agreement may not be amended, modified or rescinded except by an instrument in writing signed by each of the parties hereto.

(b) If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith or modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in a mutually acceptable manner in order that the terms of this Agreement remain as originally contemplated to the fullest extent possible.

(c) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware. Any action, suit or other legal proceeding which is commenced to resolve any matter arising under or relating to any provision of this Agreement shall be commenced only in a court of the State of Delaware (or, if appropriate, a federal court located within the State of Delaware), and the Company and the Employee each consents to the jurisdiction of such a court.

(d) No delay or omission by either party hereto in exercising any right under this Agreement will operate as a waiver of that or any other right. A waiver or consent given by either party on any one occasion is effective only in that instance and will not be construed as a bar to or waiver of any right of any other occasion.

(e) This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. The delivery of a signature page of this Agreement by one party to each of the other parties via facsimile transmission shall constitute the execution and delivery of this Agreement by the transmitting party.

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      IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be signed individually or by its respective duly authorized officer as of the date first written above.

                                                 GP Strategies Corporation

                                                 By: ___________________________

                                                 _______________________________
                                                 Scott N. Greenberg

                       Signature Page to Lock-Up Agreement